                                                                    Exhibit 21

   The following is a list of subsidiaries of Warner-Lambert showing the state or country of incorporation and the percentage of voting securities owned by Warner-Lambert or by subsidiaries of Warner-Lambert as of December 31, 1993. Except as otherwise indicated, such subsidiaries are included in the consolidated financial statements.


                                            STATE OR COUNTRY
NAME OF CORPORATION                          OF ORGANIZATION         PERCENTAGE OF OWNERSHIP

Adams, S.A.................................................. Spain           100
Adams Brands, Inc........................................... Philippines     100
American Chicle Company..................................... Delaware        100
Chicle Adams, S.A........................................... Venezuela       100
Compania Farmaceutica Parke-Davis, S.A...................... Guatemala       100  (Indirect)
Euronett, Inc............................................... Delaware        100
International Affiliated Corporation........................ Delaware        100
    Warner-Lambert GmbH..................................... Germany         100  International Affiliated Corporation
             Parke, Davis GmbH.............................. Germany         100  Warner-Lambert GmbH
             Goedecke AG.................................... Germany          88.31 Warner-Lambert GmbH
                                                                              11.69
                    Adenylchemie GmbH....................... Germany         100  Goedecke AG
                    Goedecke GmbH........................... Austria         100  Goedecke AG
             International Company for Gum and
                   Confectionery (INCOGUM) S.A.E............ Egypt            57  Warner-Lambert GmbH
             PanServ-Anzeigen-Service GmbH.................. Germany         100  Warner-Lambert GmbH
             Warner-Lambert Consumer Products GmbH, Berlin.. Germany         100  Warner-Lambert GmbH
                   Warner-Lambert Consumer Products GmbH,
                        Frankfurt........................... Germany         100  Warner-Lambert Consumer Products GmbH, Berlin
                   Eemland Management Services GmbH......... Germany         100  Warner-Lambert Consumer Products GmbH, Berlin
                        Wilkinson Sword GmbH................ Austria         100  Eemland Management Services
                        NV Wilkinson Sword S.A.............. Belgium         99.89  Eemland Management Services GmbH
                                                                               .11  Wilkinson Sword Europe GmbH
                        Wilkinson Sword S.A................. France          99  Eemland Management Services GmbH
                                                                             .95  Wilkinson Sword Verwaltungs GmbH
                        Wilkinson Sword Europe GmbH......... Germany         100  Eemland Management Services GmbH
                           Wilkinson Sword SpA ............. Italy           98.97  Wilkinson Sword Europe GmbH
                                                                              1.03  Wilkinson Sword Limited
                           Wilkinson Sword S.A.E............ Spain            85  Wilkinson Sword Europe GmbH
                           Wilkinson Sword Verwaltungs
                             GmbH........................... Germany         100  Wilkinson Sword Europe GmbH
                               W&A Grundstuckverwaltungs
                                 GbR........................ Germany          97  Wilkinson Sword Verwaltungs GmbH
                                                                               3  Warner-Lambert Consumer Products GmbH, Berlin

                                                                 Page 2 of 4

                                            STATE OR COUNTRY
NAME OF CORPORATION                          OF ORGANIZATION         PERCENTAGE OF OWNERSHIP

               Warner-Lambert Europaische Beteiligungs GmbH... Germany        100  Warner-Lambert GmbH
                   Parke-Davis GmbH........................... Austria        100  Warner-Lambert Europaische Beteiligungs GmbH
                   Warner-Lambert (Schweiz) AG................ Switzerland    100  Warner-Lambert Europaische Beteiligungs GmbH
    Parke-Davis Sendirian Berhad.............................. Malaysia       100  International Affiliated Corporation
    Wilkinson Sword GmbH...................................... Germany         51  International Affiliated Corporation
                                                                               49  Warner-Lambert Consumer Products GmbH, Berlin
Latin American Holdings Inc................................... Delaware       100
    Laboratorios Laprofa, Sociedad Anonima.................... Guatemala      100  Latin American Holdings Inc.
    Warner-Lambert Industria e Comercio Limitada.............. Brazil         100  Latin American Holdings Inc.
Keystone Chemurgic Corp....................................... Delaware       100
    Exchic C.A. Limited....................................... Bermuda         57.5
                                                                               42.5  Keystone Chemurgic Corp.
    Warner-Lambert Guatemala, S.A............................. Guatemala      100  Keystone Chemurgic Corp.
Laboratorios Substantia, C.A.................................. Venezuela       80
Lambert & Feasley, Inc........................................ New York       100
Med-Tech Ventures, Inc........................................ Delaware       100
Meito Adams Co., Ltd.* ....................................... Japan           50
Parke-Davis Sales Corporation................................. Virgin Islands 100
Parke, Davis & Company ("Parke-Davis")........................ Michigan       100
    Parke-Davis Korea Limited................................. Korea          100  Parke-Davis
    Warner-Lambert de Puerto Rico, Corp....................... Puerto Rico    100  Parke-Davis
    P-D Co., Inc.............................................. Delaware       100  Parke-Davis
              Warner-Lambert (Belgium) N.V.................... Belgium        100  P-D Co., Inc.
              Capsugel AG..................................... Switzerland    100  P-D Co., Inc.
              Empresas Warner Lambert S.A..................... Chile           90  P-D Co., Inc.
                                                                               10  Tabor Corporation
              Parke-Davis (Thailand) Limited.................. Thailand       100  P-D Co., Inc.
              Parke-Davis ("Parke-Davis France").............. France         100  P-D Co., Inc.
                 Adams France................................. France         100  Parke-Davis France
                 Cachou Lajaunie.............................. France         100  Parke-Davis France
                 Capsugel France.............................. France         100  Parke-Davis France
                 Societe Nouvelle des Pastilles de Vichy...... France         100  Parke-Davis France
                     C.M.S. Diffusion......................... France          99  Societe Nouvelle des Pastilles de Vichy
                                                                                1  Parke-Davis France

*  Subsidiary not consolidated
                                                              Page 3 of 4

                                             STATE OR COUNTRY
NAME OF CORPORATION                          OF ORGANIZATION                         PERCENTAGE OF OWNERSHIP

              Warner-Lambert Company AG....................... Switzerland                 100  P-D Co., Inc.
                   Adams (Thailand) Limited................... Thailand                    100  Warner-Lambert Company AG
                   Warner-Lambert (East Africa) Limited....... Kenya                       100  Warner-Lambert Company AG
                   Warner-Lambert Pottery Road Limited........ Ireland                     100  Warner-Lambert Company AG
    Parke, Davis & Company, Inc............................... Philippines                 100  Parke-Davis
    Parke, Davis & Company, Limited........................... Pakistan                     75  Parke-Davis
    Parke Davis International Limited......................... Bahamas                     100  Parke-Davis
    Parke Davis Pty. Limited.................................. Australia                   100  Parke-Davis
              Warner-Lambert Pty. Limited..................... Australia                   100  Parke Davis Pty. Limited
    Parke Davis de Venezuela, C.A............................. Venezuela                   100  Parke-Davis
    Warner-Lambert (UK) Limited............................... United Kingdom              100  Parke-Davis
              Lambert Chemical Company Limited................ United Kingdom              100  Warner-Lambert (UK) Limited
              Parke Davis & Co. Limited....................... Jersey, Channel Islands     100  Warner-Lambert (UK) Limited
              Wilkinson Sword Limited......................... United Kingdom              100  Warner-Lambert (UK) Limited
                   Trummer & Co. Successors Limited........... United Kingdom              100  Wilkinson Sword Limited
    Warner-Lambert Canada Inc................................. Canada                      100  Parke-Davis
              Chilcott Laboratories Canada Inc................ Canada                      100  Warner-Lambert Canada Inc.
              Parke-Davis Afrique de l'Ouest.................. Senegal                     100  Warner-Lambert Canada Inc.
              Renrall K.K..................................... Japan                       100  Warner-Lambert Canada Inc.
Parke Davis, S.A.............................................. Spain                        65
                                                                                            35  Warner-Lambert Company AG
Parke-Davis S.p.A............................................. Italy                       100  (Indirect)
Parke-Davis Scandinavia AB.................................... Sweden                      100
Schick Interamericana, S.A.................................... Venezuela                   100
Suzhou Capsugel'r' Ltd. * .................................... People's Republic of China   50
Tabor Corporation............................................. Delaware                    100
Tetra-Werke Dr. rer. nat. Ulrich Baensch GmbH................. Germany                     100  (Indirect)
    Tetra Heimtierbedarf GmbH................................. Germany                     100  Tetra-Werke Dr. rer. nat.
                                                                                                 Ulrich Baensch GmbH
              Biorell GmbH.................................... Germany                     100  Tetra Heimtierbedarf GmbH
                   HILENA Biologische und Chemische
                     Erzeugnisse GmbH......................... Germany                     100  Biorell GmbH
              Zoomedica Frickhinger GmbH...................... Germany                     100  Tetra Heimtierbedarf GmbH
Warner-Chilcott Inc........................................... Delaware                    100
Warner Lambert de Mexico, S.A. de C.V......................... Mexico                      100
    Chicle Adams, S.A. de C.V................................. Mexico                      100  Warner Lambert de Mexico, S.A.
                                                                                                 de C.V.
    Compania Medicinal La Campana, S.A. de C.V................ Mexico                      100  Warner Lambert de Mexico, S.A.
                                                                                                 de C.V.
Warner-Lambert de Venezuela S.A............................... Venezuela                   100

*  Subsidiary not consolidated
                                                                 Page 4 of 4

                                            STATE OR COUNTRY
NAME OF CORPORATION                          OF ORGANIZATION                               PERCENTAGE OF OWNERSHIP

Warner-Lambert Europe N.V..................................... Belgium                     100
Warner-Lambert Holland B.V.................................... Netherlands                 100
      Parke-Davis B.V......................................... Netherlands                 100    Warner-Lambert Holland B.V.
              Substantia - Produtos Farmaceuticos, Limitada... Portugal                     97.5  Parke-Davis B.V.
                                                                                             2.5  Parke-Davis France
      Schick Nederland B.V.................................... Netherlands                 100  Warner-Lambert Holland B.V.
              Warner Lambert A.E.............................. Greece                       98.97 Schick Nederland B.V.
                                                                                             1.03 Warner-Lambert Holland B.V.
                    Perma Sharp Boudros Hellas S.A............ Greece                      100  Warner Lambert A.E.
              W-L Distributie N.V............................. Belgium                     100  Schick Nederland B.V.
Warner-Lambert Inc............................................ Nevada                      100
Warner-Lambert Ireland Limited................................ Ireland                     100  (Indirect)
      Warner-Lambert Distributors (Ireland) Ltd............... Ireland                     100  Warner-Lambert Ireland Limited
      Warner-Lambert Export Limited........................... Ireland                     100  Warner-Lambert Ireland Limited
Warner-Lambert KK............................................. Japan                       100
Warner-Lambert Ltd............................................ Delaware                    100
      Warner-Lambert de Panama, Sociedad Anonima.............. Panama                      100  Warner-Lambert Ltd.
Warner-Lambert Manufacturing (Ireland) Ltd.................... Cayman Islands,             100
                                                               British West Indies
Warner-Lambert (Manufacturing) Sdn. Berhad.................... Malaysia                    100  (Indirect)
Warner Lambert (NZ) Limited................................... New Zealand                 100
Warner-Lambert Philippines, Inc............................... Philippines                 100
Warner-Lambert (Portugal) Comercio e Industria, Limitada...... Portugal                    100
Warner-Lambert S.A. (Proprietary) Limited..................... South Africa                100
      Wilcox Sweets (Proprietary) Limited..................... South Africa                100 Warner-Lambert S.A. (Proprietary)
                                                                                                 Limited
Warner-Lambert (Thailand) Limited............................. Thailand                    100  (Indirect)
Willinger Bros., Inc.......................................... Delaware                    100
      JWI..................................................... New Jersey                  100  Willinger Bros., Inc.

The foregoing list omits 9 domestic subsidiaries and 50 foreign subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.